CHINA MARKET DEVELOPMENT AGREEMENT

THIS AGREEMENT, dated as of June 29th, 2009, between China eMedia Holdings Corporation, a Delaware corporation (the "*Company*"),having its principal place of business at 10th Floor, Hong Kong Trade Center, 161 Des Voeux Road Central, Hong Kong and Great Profits Holdings Ltd.. an individual or entity with its address being 3A, 42 Smithfield. Kenndy Town, Hong Kong ("*Consultant*").

WITNESSETH:

WHEREAS, the Company wishes to retain Consultant's services and Consultant wishes to be associated with the Company as an independent contractor, subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, the Company and Consultant hereby agree as follows:

1. **Terms of Consulting; Office and Duties.** During the Consulting Period (as defined below), Consultant shall serve as a consultant to the Company and provide such services to the Company as may be assigned from time to time by the Chief Executive Officer or his delegate. Such services will include assisting and advising the Company with its business initiatives; assisting the Company with respect to China matters, assisting the Company in; its marketing initiatives and assist management of the Company in implementation of its business plans in China, specifically in negotiating and setting up of Regional Dealerships. Consultant shall be available, as needed, during each business week of the Consulting Period for the proper performance of his duties hereunder. Consultant shall serve as an independent contractor (and not as an employee or agent) of the Company

2. **Term.** The consulting period shall be from April 1, 2010 through March 31, 2013, subject to termination as hereinafter provided (the "*Consulting Period*").

3. **Compensation.** Upon execution of the Consulting Agreement, the Company shall compensate Consultant for all services rendered with One Million One Hundred Seventeen Thousand (1,170,000) shares of registered Common Stock of the Company. The Company and its management further agree to include these shares in connection with any registration statement filed by the Company with the Securities and Exchange Commission.

4. **Expenses.**

   Intentionally deleted

5. **Disability or Death.** If Consultant becomes disabled or dies during the Consulting Period, the Consulting Period and the obligation of the Company to make payments hereunder shall, except for earned but unpaid fees, cease as of the date of Consultant's disability or death.

6. Termination.

(a) Notwithstanding any other provision of this Agreement, the Consulting Period may be terminated by the Company on account of any of the following reasons, each of which shall constitute "*Cause*" for purposes of this Agreement:

(i) an act of fraud or dishonesty on the part of Consultant;

(ii) a material failure by Consultant to comply with applicable laws or regulations;

(iii) any violation of Section 7; or

(iv) Consultant's material failure to perform his duties hereunder or any other material breach by Consultant of any of the terms hereunder.

The Consulting Period shall terminate immediately upon the Company giving Consultant written notice that the Consulting Period is being terminated for Cause.

(a) The Company may terminate the Consulting Period other than for Cause at any time by written notice to Consultant. If the Consulting Period is terminated by the Company without Cause, the Company shall, as liquidated damages, pay to Consultant his consulting fee, and Consultant shall have no further right to receive any other compensation or amount after such termination.

(b) If the Company terminates the Consulting Period for Cause or Consultant resigns, then the Company's obligations to make payments to Consultant under Section 3 shall immediately cease as of the date of such termination or resignation.

(c) The payments (if any) required to be provided to Consultant under this Section 6 shall be in complete satisfaction of any claims that Consultant may have as a result of termination of the Consulting Period.

7. Other Duties of Consultant During and After Term. Both during and after the Consulting Period, Consultant shall not, to the detriment of the Company or its subsidiaries and affiliates, knowingly disclose or reveal to any unauthorized person any trade secret or other confidential information relating to the Company or its subsidiaries and affiliates, or any of the businesses operated by them, including, without limitation, any customer lists, pricing information or sales and marketing data, plans and programs, and Consultant confirms that such confidential information constitutes the exclusive property of the Company or its subsidiaries and affiliates. Consultant agrees that he will use such confidential information solely for purposes of this Agreement and the services to be provided hereunder. The restrictions of this Section 7 are in addition to those imposed in any generally applicable nondisclosure statement or policy and signed or agreed to by Consultant. Further, during the Consulting Period, the Consultant shall not make any statement or perform any act intended to advance any interest of any existing or prospective competitor of the Company or their subsidiaries and affiliates in the United States, including, but not limited to, soliciting customers or potential customers or solicit

or encourage any employee of the Company or its subsidiaries and affiliates to take any action that is disloyal or inconsistent with the Company's or its subsidiaries' and affiliates' interest.

8. Injunctive Relief. In addition to any other remedies, at law or otherwise, that the Company may have against Consultant for a breach of Section 7 of this Agreement, the Company is entitled to an injunction to be issued by any court of competent jurisdiction, enjoining and restraining Consultant from committing any breach of the terms of this Agreement.

9. Independent Contractor Relationship. The relationship between the Company and Consultant is that of independent contractor. Neither party shall be the agent of the other for any purpose whatsoever, have power or authority to make or give any promise, to execute any contract or otherwise create, or assume any liability or obligation in the name of or on behalf of the other party. Neither party shall misrepresent to any third party that it has any power or authority which is denied to it by the preceding sentence. The Consultant shall be responsible for the payment of all employment and other taxes with respect to the payments and benefits provided by the Company under this Agreement and shall hold the Company harmless from any loss or expense from his failure to properly report or pay any such taxes.

10. Consolidation, Merger, or Sale of Assets. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such consolidation, merger or transfer of assets and such assumption, the term "*Company*" as used herein shall mean such other corporation and this Agreement shall continue in full force and effect.

11. General Provisions.

(a) This Agreement shall be binding upon, and inure to the benefit of, Consultant and the Company and their respective successors and permitted assigns.

(b) This Agreement shall be governed by and construed under the laws of the State of New York (without giving effect to its principles of conflict of laws). The parties to this Agreement consent to personal jurisdiction of all courts located in the County of New York, State of New York, to resolve any and all disputes pertaining hereto and agree that such jurisdiction shall be exclusive.

(c) The obligations of Consultant under Section 7 shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by Consultant, upon the expiration of the Consulting Period or otherwise).

(d) In case any one or more of the provisions or any part of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid, illegal or unenforceable had never been contained herein and such provision or part be reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible.

(e) This Agreement contains the entire agreement between the Company and Consultant with respect to the subject matter thereof. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought.

(f) All notices, requests, demands and other communications hereunder shall be in writing and shall be personally delivered or sent by expedited overnight courier service to the addresses indicated in the recitals and/or to such other persons and addresses as any party shall have specified in writing to the other.

(g) Any waiver of any breach of any provision of this Agreement shall not operate as a waiver of any other breach of such provision or any other provision of this Agreement, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably request in order to effectuate the terms and purposes of this Agreement.

(h) The terms of this Agreement shall be treated by the parties as confidential, except to the extent disclosure is required by law.

(i) The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

CONSULTANT

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Great Profits Holdings Ltd.

CHINA eMEDIA HOLDINGS CORP.

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